SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	August 5, 2005 -----------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-14201 --------------------------------	33-0732627 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following information supplements the information contained in the registrant's Annual Report of Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

Sempra Global Five Year $2.5 Billion Revolving Credit Facility

      On August 5, 2005, Sempra Global's principal revolving credit facility was amended and restated to:

-- Increase the amount of borrowings available under the facility from $1.5 billion to $2.5 billion.

-- Renew and extend the term of the facility from an original term of three years expiring in July 2007 to new term of five years expiring in August 2010.

-- Increase the amount of letters of credit that may be issued under the facility from $100 million to $400 million and reduce letter of credit fees, with outstanding letter of credit amounts continuing to reduce the amount of borrowings otherwise available under the facility.

-- Reduce the commitment fees payable under the facility and the margins over benchmark interest rates payable on borrowings.

      Borrowings under the facility are guaranteed by Sempra Energy and bear interest at benchmark rates plus a margin that varies with Sempra Energy's credit ratings. The facility also requires Sempra Energy to maintain, at the end of each quarter a ratio of total indebtedness to total capitalization (as defined in the facility) of no more than 65%.

      The facility is provided by a syndicate of lenders for which Citibank N.A. serves as administrative agent.

      Concurrently with the effectiveness of the amended and restated facility, Sempra Global terminated its $500 million revolving credit facility that would otherwise have expired in August 2006.

SDG&E / SoCalGas Five Year $600 Million Revolving Credit Facility

      On August 5, 2005, the combined revolving credit facility of San Diego Gas & Electric Company and Southern California Gas Company was amended and restated to:

-- Increase the combined amount of borrowings available under the facility from $500 million to $600 million.

-- Increase the amount that may be borrowed by each utility from $300 million to $500 million subject to the combined borrowing limit for both utilities of $600 million.

-- Renew and extend the term of the facility from an original term of three years expiring in May 2007 to a new term of five years expiring in August 2010.

-- Reduce the commitment fees payable under the facility and the margins over benchmark interest rates payable on borrowings.

-- Change the ratio of total indebtedness to total capitalization (as defined in the facility) that each utility is required to maintain at the end of each quarter from a maximum of 60% to a maximum of 65%.

      Borrowings under the facility bear interest at benchmark rates plus a margin that varies with the borrowing utility's credit rating. Borrowings are individual obligations of the borrowing utility and a default by one utility would not constitute a default or preclude borrowings by the other utility.

      The facility is provided by a syndicate of lenders for which JPMorgan Chase Bank, N.A. serves as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: August 10, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller